UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2021

ICOSAVAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40655	82-3640549
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Eastlake Avenue E., Suite 208

Seattle, Washington 98102

(Address of principal executive offices) (Zip Code)

(206) 737-0085

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ICVX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2021, Icosavax, Inc. (the “Company”) entered into a lease agreement (the “Lease”) with Boren Lofts Owner (DE) LLC (the “Landlord”) for laboratory and office space located at 1930 Boren Avenue, Seattle, Washington (the “Premises”).

Under the terms of the Lease, starting on May 12, 2022, the Company will lease 15,063 square feet in the Premises at a base rent of $0.8 million annually, for a temporary period (the “Temporary Space Term”). The Temporary Space Term will conclude thirty days following the date on which the Company substantially completes initial tenant work, but the Company shall not be obligated to pay rent on the temporary premises after its obligation to pay rent on the Rented Area (as defined below) has commenced. As of the earlier of the date on which the Company substantially completes initial tenant work or October 1, 2022 (the “Term Commencement Date”), the Company will lease 25,253 square feet in the Premises (the “Rented Area”) at a base rent of $2.1 million annually, subject to 3% annual increases. The Company is also responsible for certain operating expenses and taxes during the term of the Lease. The Lease provides the Company with a specified tenant improvement allowance. Pursuant to the Lease, the Company will deliver a letter of credit to the Landlord in the amount of $1.1 million on or prior to lease commencement. Following the Temporary Space Term, the Lease has an initial term that expires on the last day of the sixty-third (63rd) full calendar month following the Term Commencement Date. At the Company’s option, the Lease term may be extended for five (5) additional years at a fair market rent rate set based on comparable laboratory and research space in the Premises and in the Seattle market.

The foregoing description of the terms of the Lease does not purport to be complete, and is qualified in its entirety by reference to the complete copy of the Lease, which the Company expects to file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2021.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOSAVAX, INC.

Date: December 16, 2021	By:	/s/ Thomas Russo
	Name:	Thomas Russo

	Title:	Chief Financial Officer